UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    April 28, 2015

ROKWADER, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-51867

Delaware	73-1731755
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., 3rd Floor Woodland Hills, CA 91367
(Address of Principal Executive Offices, Including Zip Code)

(818) 224-3675
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

 SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Rokwader, Inc. (“ROKR” or the “Company”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe ROKR’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. ROKR’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, ROKR undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1-Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2015, the Company entered into Securities Purchase Agreement (the ”Agreement”) with Coco Partners, LLC, a Delaware limited liability company (“Coco Partners”), for the sale of up to 15,250,000 shares of the Company’s common stock and a Warrant to purchase up to 5,900,000 shares of the Company’s common stock for the purchase price of $6,100,000. The $6,100,000 is payable as follows: (a) $3,050,000 for 7,625,000 shares upon closing and (b) at the option of Coco Partners, Coco Partners can purchase up to an additional 7,625,000 shares for $3,050,000 on or before June 30, 2015. The Warrant to purchase up to 5,900,000 shares expires on April 1, 2020 and is exercisable as follows: (a) 5,000,000 shares at $0.60 per share, (b) 500,000 shares at $1.00 per share and (c) 400,000 shares at $1.25 per share. Subject to the completion of the usual terms and conditions by the parties, the closing is scheduled for May 6, 2015.

Upon the closing, and assuming all of the shares of common stock are purchased, Coco Partners will own approximately

86.7% of the outstanding common stock of the Company.

In accordance with the Agreement and as a closing condition, the Company will issue 317,392 shares of Common Stock and pay $250,000 in cash to Brooktide, LLC, a limited liability company, principally owned by Mr. Farar, the president and a director and principal shareholder of the Company. The shares and money to be paid to Brooktide, LLC is in full satisfaction of outstanding debt of $446,060 owed by the Company to Brooktide, LLC.

In accordance with the Agreement, upon the closing, Mr. Farar will resign as President and Chief Financial Officer and Mr. Saderup will resign as Secretary and as a director and Mr. Robert Wallace, President of Coco Partners, will be appointed a director and President, Chief Financial Officer and Secretary of the Company. Messrs. Farar and Dorff will remain directors of the Company together with Mr. Wallace.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of April 28, 2015 between the Registrant and Coco Partners, LLC.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Rokwader, Inc.
Date: May 4, 2015	By:	/s/ Yale Farar
Yale Farar President

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated April 28, 2015 between the Registrant and Coco Partners, LLC.